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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

         Agreement, made this 20th day of December, 2001, between Crown Media United States, LLC, a Delaware limited liability company with offices at 12700 Ventura Boulevard, Los Angeles, California 91604 or its permits assigns ("Employer") and David Kenin, 16650 Calle Haleigh, Pacific Palisades, CA 90272 ("Employee").

                                   WITNESSETH:

         WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

         1. Employment and Duties.

         (a) Employer hereby employs Employee and Employee hereby agrees to serve during the Term (as defined below) as Executive Vice President, Programming, Crown Media United States, LLC. Employee agrees to perform such services, as requested by Employer, as are consistent with Employee's position. Employee shall use Employee's best efforts to promote the interests of Employer and shall devote Employee's full business time, energy and skill exclusively to the business and affairs of Employer during the "Term" (as "Term" is defined in Paragraph 2 below). Employee will report to the CEO of Employer.

         (b) During the course of Employee's employment hereunder, Employer may create or utilize subsidiary companies for the production and distribution of programming or to conduct the other activities and businesses of Employer. Employer shall have the right, without additional compensation to Employee, to loan or make Employee available to any subsidiary of Employer or company in common ownership with Employer to perform services for any programming, property or project owned or controlled by Employer or any such entity, provided that Employee's services for any such entity shall be consistent with Employee's duties, status and position hereunder. Employee further agrees that all the terms of this Employment Agreement shall be applicable to Employee's services for each such entity.

         (c) Employee shall pass a drug test (restricted to illegal substances) to Employer's reasonable satisfaction, by a testing service approved by Employer in its reasonable judgment. Such drug test shall be completed prior to the Effective Date or as soon as practicable thereafter. Employee's failure to pass such a test within 30 days of the Effective Date (set out below) shall constitute grounds for termination for cause pursuant to Paragraph 8(a)(iii) of this Agreement.

         2. Term of Employment. The term of Employee's employment ("Term") with Employer shall commence on January 2, 2002 (the "Effective Date") and shall end on January 2, 2005, unless terminated earlier as is provided in Paragraph 8 of this Agreement or extended by mutual agreement of the parties.

         3. Compensation.


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         (a) Salary. As compensation for Employee's services hereunder, Employer shall pay to Employee a salary at the rate of $375,000 per year during the first year of the Term, $425,000 per year during the second year of the Term and $475,000 per year during the third year of the Term. Such salary shall be paid biweekly, in arrears.

         (b) Bonuses. Following the end of each calendar year during the Term, Employee may be paid a bonus based on Employee's performance during such calendar year if Employer, in its discretion, so determines. Any such bonus will be paid to Employee on such date following the end of the applicable calendar year as Employer may determine.

          (c) Withholding. All payments of salary shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each payment of compensation to Employee such items as federal, state and local income taxes, FICA, unemployment insurance and disability contributions, and such other deductions as may be required by law.

         (d) Stock Options Employer will recommend to the Board of Directors of Crown Media Holdings, Inc. ("Crown Media Holdings") that Employee be granted options (the "Options") to purchase 200,000 shares of Crown Media Holdings' Class A Common Stock pursuant to the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan (the "Plan"). Such Options shall vest in four equal annual installments commencing on the first anniversary of the Effective Date and annually thereafter, and shall be subject to the terms of the Plan and Employee's individual stock option agreement to be entered into in connection therewith. The Option Price of such Options shall be the Fair Market Value, defined in the Plan as the closing price of Crown Media Holdings' Common Stock on The Nasdaq Stock Market as of the close of the regular business hours of The Nasdaq Stock Market on the immediately preceding day prior to the Effective Date.

         (e) Expenses. During the Term, Employer shall pay or reimburse Employee on an accountable basis for all reasonable and necessary out-of-pocket expenses for entertainment, travel (including business class commercial air travel, or if business class air travel is not available, on the next best available commercial basis), meals, hotel accommodations and other expenditures incurred by Employee in connection with Employee's services to Employer in accordance with Employer's expense account policies.

         (f) Fringe Benefits. During the Term, Employee shall be entitled to receive the following fringe benefits: (i) an allowance of $950 per month for an automobile, (ii) group medical, dental, life and disability insurance as per Employer policy, and (iii) any other fringe benefits, on terms that are or may become available generally to employees of Employer in comparable positions. Employee will be entitled to four weeks paid vacation each year of the Term.

         4.Place of Employment. During the Term, Employee shall be required to perform Employee's duties at the principal office of Employer set forth above, or at such other principal location in the Los Angeles metropolitan area as Employer may designate from time to time, and Employee shall undertake all travel required by Employer in connection with the performance of Employee's duties hereunder.

         5.Confidentiality, Intellectual Property; Name and Likeness.

         (a) Employee agrees that Employee will not during the Term or thereafter divulge to anyone (other than Employer and its executives, representatives and employees who need to know such information or any persons

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designated by Employer) any knowledge or information of any type whatsoever designated or treated as confidential by Employer relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets, business strategies, marketing and distribution plans as well as concrete proposals, plans, scripts, treatments and formats described in subparagraph (b) below. Employee further agrees that Employee will not disclose, publish or make use of any such knowledge or information of a confidential nature (other than in the performance of Employee's duties hereunder) without the prior written consent of Employer. This provision does not apply to information which becomes available publicly without the fault of Employee or information which Employee discloses in confidence to Employee's own privileged representatives or is required to disclose in legal proceedings, provided Employee gives advance notice to the General Counsel of Employer and an opportunity to Employer to resist such disclosure in legal proceedings.

         (b) During the Term, Employee will disclose to Employer all concrete proposals, plans, scripts, treatments, and formats invented or developed by Employee during the Term which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates including, without limitation, any proposals and plans which may be copyrightable, trademarkable, patentable or otherwise exploitable. Employee agrees that all such proposals, plans, scripts, treatments, and formats are and will be the property of Employer. Employee further agrees, at Employer's request, to do whatever is necessary or desirable to secure for the Employer the rights to said proposals, plans, scripts, treatments, and formats, whether by copyright, trademark, patent or otherwise and to assign, transfer and convey the rights thereto to Employer at Employer's expense.

         (c) Employer shall have the right in perpetuity to use Employee's name in connection with credits for programming, properties and projects for which
Employee performs any services pursuant to this Agreement.

         6. Employee's Representations. Employee represents and warrants that:

         (a) Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee's duties and obligations hereunder;

         (b) To the best of Employee's knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee's ability to perform satisfactorily Employee's services hereunder.

         7. Non-Competition; No Raid.

         (a) During the Term, Employee shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or other endeavor which materially interferes with any of Employee's duties or obligations hereunder or which is directly competitive with the business of the Employer or its subsidiaries, including but not limited to the production, distribution or any other exploitation of audiovisual television material.

         (b) Employee further agrees that during the Term and for a period of one year thereafter, Employee will not employ, or attempt to employ or assist anyone else to employ, any person who is, at the date of termination of Employee's employment, working as an officer,

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policymaker or in high-level creative development or distribution (including without limitation executive employees) for or rendering substantially full-time services as such to Employer.

         8. Termination.

         (a) This Agreement may be terminated and the Term ended on five (5) business days' written notice for any one of the following reasons (except (i) in which case termination shall occur on the date of death):

                  (i) The death of Employee;

                  (ii) The physical or mental disability of Employee to such an extent that Employee is unable to render services to Employer for a period exceeding an aggregate of ninety (90) business days during any twelve month period of the Term. For purposes of counting the aggregate of ninety (90) business days, days properly designated by Employee as vacation days shall not be counted;

                  (iii) For "cause," which for purposes of this Agreement shall be defined as:

                           (A) the use of drugs and/or alcohol which interfere
                  materially with Employee's performance of Employee's services under this Agreement;

                           (B) Employee's conviction of any act which
                  constitutes a felony under federal, state or local laws or the law of any foreign country;

                           (C) Employee's persistent failure after written
                  notice to perform, or Employee's persistent refusal to perform after written notice, any of Employee's duties and responsibilities pursuant to this Agreement which are consistent with his position; or

                           (D) Employee's dishonesty in financial dealings with
                  or on behalf of Employer, its subsidiaries, affiliates and parent corporation or in connection with performance of Employee's duties hereunder.

         (b) Employer shall also have the right to terminate Employee at any time prior to the expiration of the Term, in addition to pursuant to Paragraph 8(a) above, by providing Employee with written notice. In the event of a termination pursuant to this Paragraph 8(b), Employer shall pay to the Employee, the remaining amounts described in Paragraph 3(a) above for the balance of the Term at such time or times such payments would otherwise be due; provided, however, that if Employee is employed in any capacity following termination pursuant to this Paragraph 8(b) (it being understood that Employee will not be obligated to actively seek alternative employment), any sums earned by Employee pursuant to such subsequent employment during the balance of the time that constituted the Term hereunder, shall be offset against any remaining obligation Employer may have to Employee hereunder. In the event of such termination pursuant to this paragraph, Employer will also pay or reimburse Employee for the cost of continuation of Employee's medical and dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), beginning on the effective date of termination for a period equal to the remainder of the unexpired Term of this Agreement or the maximum period of coverage under COBRA, whichever is less. Without limiting the foregoing, Employer shall not be liable for any consequential or punitive damages claimed as a result of any such termination. Employer shall have no further obligations to Employee hereunder. If Employer terminates Employee under this Paragraph 8(b), Paragraph 7(a) shall not apply from the date of termination.

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          (c) In the event that Employer terminates this Agreement due to any of the reasons set forth in Paragraphs 8(a)(i), 8(a)(ii) or 8(a)(iii)(A-D) above, Employee shall be paid Employee's salary through the later of the expiration of the five (5) business days period referred to in Paragraph 8(a) or the end of the month in which the termination event occurs, after which Employer's obligation to pay salary to Employee shall terminate. After making the payments provided for in this sub-paragraph (c), Employer shall have no further obligations to Employee pursuant to this Agreement.

         (d) Upon termination of this Agreement, Employee shall promptly return all of Employer's property to Employer.

         (e) Upon termination of Employee's employment for any reason, Employee shall tender Employee's resignation from the Board of Directors of any of Employer's subsidiaries or affiliates on which Employee is serving, and Employer shall accept such resignation forthwith.

         9. Arbitration/Specific Performance/Choice of Law.

         (a) Arbitration. Any dispute between the Employee and Employer involving any provision of this Agreement other than Paragraph 5(a) and 7 or Employer's exclusive rights to Employee's services, shall be resolved by arbitration under the rules of the American Arbitration Association and in accordance with applicable law, subject to the provisions of this paragraph. Such arbitration shall be conducted in Los Angeles, before a panel of three neutral arbitrators, experienced in the broadcast and entertainment business. Employer shall pay the expenses of the arbitration, other than Employee's legal fees and expenses which shall be paid for by Employee, except as otherwise provided by law or unless the arbitrators rule for Employee on substantially all issues, in which case Employer will reimburse Employee for any reasonable legal fees and expenses he has incurred for such arbitration. The arbitrators shall provide a reasoned opinion supporting their conclusion, including detailed findings of fact and conclusions of law. Such findings of fact shall be final and binding on the parties, but such conclusions of law shall be subject to appeal in any court of competent jurisdiction.

         (b) Specific Performance. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of Paragraphs 5(a) or 7 of this Agreement, and to seek to enforce the specific performance thereof by Employee, and/or to seek to enjoin Employee from performing services for any other person, firm or corporation.

         (c) Applicable Law. The parties further stipulate that the law of California shall apply to any dispute of action regarding this Agreement.

         10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights, interests and obligations of Employee herein may not be sold, transferred, assigned, pledged or hypothecated, although Employee may assign or use as security payments due hereunder from Employer. The rights and obligations of Employer hereunder shall bind in their entirety the successors and assigns of Employer, although Employer shall remain fully liable hereunder. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at the time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

         11. Amendment; Captions. This Agreement contains the entire agreement between


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the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement. If any clause in this Agreement is found to be unenforceable, illegal or contrary to public policy, the parties agree that this Agreement shall remain in full force and effect except for such clause.

         12. Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, and sets out the full agreement between the parties concerning its subject matter.

         13. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or if mailed, by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at the address for Employee appearing in Employer's records and, in the case of Employer, addressed to its Chief Executive Officer at the address first written above, with a copy to the General Counsel, Crown Media Holdings, Inc., 6430 South Fiddlers Green Circle, Greenwood Village, CO 80111. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.


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         14. Periods of Time. Whenever in this Agreement there is a period of time specified for the giving of notices or the taking of action, the period shall be calculated excluding the day on which the giver sends notice and excluding the day on which action to be taken is actually taken.

         15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

                                           CROWN MEDIA UNITED STATES, LLC



                                           By:  /s/ CHARLES STANFORD
                                              ----------------------------------
                                           Title:  VICE PRESIDENT
                                                 -------------------------------


                                           EMPLOYEE



                                           By: /s/ DAVID KENIN
                                              ----------------------------------
                                                    David Kenin



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